Exhibit 99.1

DAN TAYLOR NAMED NEW PRESIDENT OF MGM

Los Angeles and New York, February 10, 2005 — Metro-Goldwyn-Mayer Inc. (NYSE:MGM), and its buyer, a Consortium of investors consisting of Providence Equity Partners, Texas Pacific Group, DLJ Merchant Banking, Sony Corporation of America and Comcast Corporation, announced today the appointment of Daniel Taylor as President of Metro-Goldwyn-Mayer Inc., following completion of the sale of MGM to the Consortium. MGM is currently in the process of being acquired by the Consortium for $12.00 in cash per share, plus the assumption of MGM’s approximately $2.0 billion in debt. The transaction remains subject to several closing conditions, including obtaining European Union regulatory approval and the completion of financing.

As President, Mr. Taylor will be responsible for overseeing all operations of the independent privately-held MGM, including development and production of a smaller slate of theatrical and television product through co-financing and distribution with Sony. Additionally, he will play a major role in leveraging the world’s largest modern film library while working with Comcast to expand MGM’s reach by identifying new platform, content and channel opportunities.

“On behalf of the Consortium, we are pleased and fortunate that Dan will be leading MGM. We have known Dan for several years, and his extensive experience at MGM and his knowledge of the media business will be invaluable. We are confident that Dan and the management team he is currently assembling will provide strong and effective leadership at MGM,” commented Michael J. Angelakis, a Managing Director at Providence Equity Partners.

“The consortium is delighted that Dan will be leading MGM subsequent to closing,” commented Kelvin Davis of Texas Pacific. “Dan’s unparalleled history with MGM and his familiarity with the consortium members makes him uniquely qualified to build on MGM’s remarkable assets and distinguished past.”

“I am honored to be selected to lead MGM as we enter this exciting new era, and I am confident that our legacy will endure,” said Taylor. “Working with our two libraries, Sony and MGM will now be able to provide access to the world’s largest collection of film and television content, while we continue to aggressively pursue new technology and distribution options that will create a host of new opportunities and choices for consumers for many years to come.”

Mr. Taylor has spent the last 7-1/2 years at MGM, most recently as Senior Executive Vice President and Chief Financial Officer, where he oversaw all financial functions of the company, as well as its worldwide post-theatrical distribution and information services, while playing a key role as a member of the management team responsible for MGM’s overall corporate strategy and business development. Mr. Taylor rejoined MGM in August 1997 as Executive Vice President – Corporate Finance. Prior to his most recent tenure at MGM, he served as an executive for Tracinda Corporation. Earlier in his career, he had been at MGM from 1985 to 1991, after beginning his association with the Company in 1983 while working at Arthur Andersen & Co. as a Senior Tax Manager.

About Metro-Goldwyn-Mayer Inc.

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of motion pictures, television programming, home video, interactive media, music and licensed merchandise. The company owns the world’s largest library of modern films, comprising about 4,000 titles. Operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Direct. In addition, MGM has ownership interests in international TV channels reaching nearly 110 countries. For more information, visit www.mgm.com.

About Sony Corporation of America

Sony Corporation of America, based in New York City, is the U.S. subsidiary of Sony Corporation, headquartered in Tokyo. Sony is a leading manufacturer of audio, video, communications, and information technology products for the consumer and professional markets. Its music, motion picture, television, computer entertainment, and online businesses make Sony one of the most comprehensive entertainment companies in the world. Sony’s principal U.S. businesses include Sony Electronics Inc., Sony Pictures Entertainment, Sony Computer Entertainment America Inc., and a 50% interest in Sony BMG Music Entertainment, one of the largest recorded music companies in the world. Sony recorded consolidated annual sales of over $72 billion for the fiscal year ended March 31, 2004, and it employs 162,000 people worldwide. Sony’s consolidated sales in the U.S. for the fiscal year ended March 31, 2004 were $20.4 billion. For more information see www.sony.com.

About Providence Equity Partners Inc.

Providence Equity Partners Inc. is one of the world’s leading private investment firms specializing in equity investments in media and communications companies. The principals of Providence Equity manage funds with over $9 billion in equity commitments and have invested in more than 70 companies operating in over 20 countries since the firm’s inception in 1991. Current and previous areas of investment include cable television content and distribution, wireless and wireline telephony, publishing, radio and television broadcasting and other media and communications sectors. Significant investments include VoiceStream Wireless, Warner Music Group, PanAmSat, AT&T Canada, eircom plc, Casema, Kabel Deutschland, Language Line, F&W Publications, ProSiebenSat.1, and Bresnan Broadband Holdings. The firm has offices in Providence, New York and London. Visit www.provequity.com for additional information

About Texas Pacific Group

Texas Pacific Group, founded in 1993 and based in Fort Worth, Texas, San Francisco and London, is one of the world’s leading private investment firms managing over $13 billion in assets. TPG looks to invest in world-class franchises across a range of industries, including significant investments in branded consumer franchises (Burger King, Del Monte, Ducati), leading retailers (Petco, J.Crew, Debenhams - UK), healthcare (Oxford Health Plans, Quintiles Transnational), technology companies (ON Semiconductor, MEMC, Seagate), and airlines (Continental, America West), among others.

About Comcast

Comcast Corporation (www.comcast.com) is principally involved in the development, management and operation of broadband cable networks, and in the provision of programming content. The Company is the largest provider of cable and broadband services in the United States, serving more than 21 million cable television customers and more than 6 million high-speed Internet customers. The Company’s content businesses include majority ownership of Comcast Spectacor, Comcast SportsNet, E! Entertainment Television, Style Network, G4techTV, The Golf Channel, International Channel and Outdoor Life Network. Comcast Class A common stock and Class A Special common stock trade on The Nasdaq Stock Market under the symbols CMCSA and CMCSK, respectively.

About DLJ Merchant Banking Partners

DLJ Merchant Banking Partners (DLJMB) is a leading private equity investor that has a 19-year record of investing in leveraged buyouts and related transactions across a broad range of industries. DLJMB, with offices in New York, London, Houston and Buenos Aires, is part of Credit Suisse First Boston’s Alternative Capital Division (ACD), which is one of the largest alternative asset managers in the world with more than $36 billion of assets under management. ACD is comprised of $20 billion of private equity assets under management across a diverse family of funds, including leveraged buyout funds, mezzanine funds, real estate funds, venture capital funds, fund of funds and secondary funds, as well as more than $16 billion of assets under management through its hedge fund (both direct and fund of funds), leveraged loan and CDO businesses.

Contacts:

Sony Corporation of America

Ann Morfogen (media)

212-833-6873

Mack Araki (media)

212-833-6821

Justin Hill (Sony investors)

212-833-6820

Sony Pictures Entertainment

Susan Tick (media)

310-244-6777

Comcast Corporation

D’Arcy Rudnay (media)

215-981-8582

Marlene Dooner (Comcast investors)

215-981-7392

Providence Equity Partners Inc.

Andrew Cole (media)

212-687-8080

Texas Pacific Group

Owen Blicksilver (media)

516-742-5950

DLJ Merchant Banking Partners

Victoria Harmon (media)

212-325-6914

Metro-Goldwyn-Mayer Inc.

Joseph Fitzgerald

310-449-3660